EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180313) pertaining to the 2011 Incentive Compensation Plan of Caesarstone Sdot-Yam Ltd., of our report dated February 6, 2013, with respect to the consolidated financial statements of Caesarstone Australia Pty Ltd included in Caesarstone Sdot-Yam Ltd.’s annual report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Grant Thornton Australia Ltd
Grant Thornton Australia Ltd
Melbourne, Australia
March 21, 2013